UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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CONMED CORPORATION

(Name of Registrant as Specified In Its Charter)

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NEWS RELEASE

CONTACTS:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

Joele Frank, Wilkinson Brimmer Katcher
Andy Brimmer / Jamie Moser
212-355-4449

FOR RELEASE: 7:00 AM (Eastern) July 29, 2014

CONMED Corporation Discloses Efforts to Settle with Voce Capital in Order to

Focus on Execution; Voce Rejects Offer

CONMED Intends to File Preliminary Proxy Materials Shortly

UTICA, New York, July 29, 2014 – CONMED Corporation (NASDAQ: CNMD) today announced that last week it reached out to Voce Capital Management LLC (“Voce”), which, according to its most recent disclosure to CONMED, owns approximately 0.3% of the outstanding shares of CONMED common stock, seeking to reach a mutually agreeable resolution and to avoid a costly and distracting proxy contest. Earlier this year, Voce delivered to CONMED a notice of its intention to nominate four directors for election to the Company’s Board of Directors at the upcoming Annual Meeting scheduled for September 10, 2014.

CONMED believes that it is in the best interests of the Company and its shareholders to focus on improving CONMED’s operating performance at this time. Accordingly, to avoid the distraction of a proxy contest, CONMED offered to nominate Voce’s nominee, Josh Levine, to CONMED’s Board. Voce rejected the Company’s offer and insisted that J. Daniel Plants, Voce’s Managing Partner, also be included as one of the Company’s director nominees as part of any settlement agreement.

CONMED’s Board of Directors and management team are confident that following the material changes the Company has made to its governance and management over the past year, CONMED has the right leadership and Board to continue driving value for all shareholders. In particular, CONMED believes that the following steps taken over the past year have significantly strengthened the quality of its leadership:

•	Appointed five new independent Board members since July of 2013 with significant healthcare expertise, experience at the public company CEO-level, management consulting and investing experience, and meaningful shareholder representation including: Charles Farkas (July 2014), Jerome Lande (March 2014), Curt Hartman (March 2014), Brian Concannon (July 2013) and Dirk Kuyper (July 2013);

•	The appointments of Jerome Lande and Curt Hartman were part of a settlement agreement with Coppersmith Capital Management and certain affiliates, which own approximately 6.0% of the Company.

•	Accepted Joe Corasanti’s resignation as President and Chief Executive Officer and as a member of the Board;

•	Appointed Curt Hartman, an independent director with more than 22 years of medical device industry experience, as Interim Chief Executive Officer;

•	Appointed Mark Tryniski, an independent director with executive leadership experience, as Chairman of the Board in March 2014, taking over the role from Eugene Corasanti, CONMED’s founder, who recently retired from the Board and the Company;

•	Formed an executive search committee comprised of five independent directors to immediately begin a process to identify a permanent CEO;

•	Installed new chairpersons for each of its Audit, Compensation and Corporate Governance and Nominating Committees;

•	Instituted a term limit for directors; and

•	Two long-tenured members of the Board have elected not to seek renomination.

In addition, the Company has taken a number of actions that directly address shareholder concerns. For example, as previously announced, the Company, working together with its financial and legal advisors, recently concluded a comprehensive review of strategic alternatives, including a sale or merger of the company, in which it contacted an exhaustive list of potential financial and strategic counterparties across the industry. Following this comprehensive process, the Board determined that the various strategic alternatives available at this time did not adequately reflect the intrinsic value of the Company or its future growth prospects. As such, the Board determined to terminate the process and work with management to focus on further developing and executing CONMED’s strategic plan to grow revenues and margins. Based upon recent interactions with the Company’s shareholders, the Board believes that they are supportive of the Company’s new direction and will not support the election of J. Daniel Plants to the Company’s Board.

CONMED’s Board of Directors and management team remain committed to enhancing shareholder value and will continue to take any actions that enable the Company to achieve this objective.

CONMED intends to file its preliminary proxy materials with the U.S. Securities and Exchange Commission shortly.

About CONMED

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,600 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute more than 50% of the Company’s total sales.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A and other relevant documents with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2014 Annual Meeting of Shareholders or any adjournment or postponement thereof (the “2014 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2014 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2014 proxy statement, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.conmed.com in the “Investors” section as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors, its executive officers and its nominees for election as directors may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the Company’s 2014 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the Company’s 2014 Annual Meeting, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s shareholders generally, will be set forth in the Company’s definitive proxy statement for the 2014 Annual Meeting and the other relevant documents to be filed with the SEC. Information concerning the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 24, 2014, and the Company’s definitive proxy statement for the 2013 Annual Meeting of Shareholders, which was filed with the SEC on April 10, 2013. To the extent holdings of the Company’s securities have changed since the amounts contained in the Company’s 2013 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation or litigation; and/or (viii) the Company’s ability to devise and execute strategies to respond to market conditions.